Exhibit 99.1

Company Contact:	Investor Relations Agency:
Bruce R. Wright	The Blueshirt Group
Senior Vice President and CFO	Suzanne Schmidt, 415/217-4962
Phone: 408/321-8835	suzanne@blueshirtgroup.com
Melanie Solomon, 415/217-4964
melanie@blueshirtgroup.com

Ultratech Announces $100 Million Stock Repurchase Program

SAN JOSE, Calif.— October 28, 2014 — Ultratech, Inc. (Nasdaq: UTEK) a leading supplier of lithography, laser-processing and inspection systems used to manufacture semiconductor devices and high-brightness LEDs (HB-LEDs), today announced that its Board of Directors has authorized the discretionary repurchase of up to $100 million of its outstanding common stock.

Arthur W. Zafiropoulo, Chairman and Chief Executive Officer, stated, “Our management team and Board of Directors have a strong conviction in our long-term growth prospects, and with our strong cash position, this stock repurchase authorization provides an avenue to return capital to investors and build shareholder value.”

Any repurchases under the new authorization may be made through open market purchases, block trades, privately negotiated transactions and/or derivative transactions, subject to market conditions and Ultratech’s ongoing determination that it is the best use of available cash. Ultratech expects to use cash on hand to fund any repurchases. The repurchase authorization does not obligate Ultratech to acquire any common stock.

Safe Harbor

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by words such as “anticipates,” “expects,” “remains,” “thinks,” “intends,” “believes,” “estimates,” and similar expressions and include management’s current expectation of its longer term prospects for success. These forward-looking statements are based on our current expectations, estimates, assumptions and projections about our business and industry, and the markets and customers we serve, and they are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Such risks and uncertainties include the timing and possible delays, deferrals and cancellations of orders by customers; quarterly revenue fluctuations; industry and sector cyclicality, instability and unpredictability; market demand for consumer devices utilizing semiconductors produced by our clients; our ability to manage costs; new product introductions, market acceptance of new products and enhanced versions of our existing products; reliability and technical acceptance of our products; our lengthy sales cycles, and the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; competition and consolidation in the markets we serve; improvements, including in cost and technical features, of competitors’ products; rapid technological change; pricing pressures and product discounts; our ability to collect receivables; customer and product concentration and lack of product revenue diversification; inventory obsolescence; general economic, financial market and political conditions and other factors outside of our control; domestic and international tax policies; cybersecurity threats in the United States and globally that could impact our industry, customers, and technologies; and other factors described in our SEC reports including our Annual Report on Form 10-K filed for the year ended December 31, 2013, and our Quarterly Report on Form 10-Q for the three months ended June 28, 2014. Due to these and other factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. We undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.

About Ultratech: Ultratech, Inc. (Nasdaq: UTEK) designs, builds and markets manufacturing systems for the global technology industry. Founded in 1979, Ultratech serves three core markets: front-end semiconductor, back-end semiconductor, and nanotechnology. The company is the leading supplier of lithography products for bump packaging of integrated circuits and high-brightness LEDs. Ultratech is also the market leader and pioneer of laser spike anneal technology for the production of advanced semiconductor devices. In addition the company offers solutions leveraging its proprietary coherent gradient sensing (CGS) technology to the semiconductor wafer inspection market, and provides atomic layer deposition (ALD) tools to leading research organizations, including academic and industrial institutions. Visit Ultratech online at: www.ultratech.com.

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